UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 21, 2018, Heron Lake BioEnergy, LLC (the “Company”) held its 2018 Annual Meeting of Members (the “Annual Meeting”) for the purpose of elected two governors to its board of governors.  Votes were solicited in person and by proxy.

Of the Company’s 77,895,619 Class A and Class B units issued, outstanding and entitled to vote at the Annual Meeting, 55,992,480 Class A and Class B units, or 71.9% of the total units, were present either in person or by proxy.  As a result, a quorum was present to conduct business at the Annual Meeting.

With respect to the election of governors, Class A and Class B units held by members entitled to appoint one or more governors under the Company’s Member Control Agreement are not entitled to vote.  Therefore, of the total units present in person or by proxy at the meeting, 16,516,656 units were entitled to vote in the election of governors.

There were two nominees for the two governor positions, incumbents Doug Schmitz and David J. Woestehoff.  The votes for the nominees were as follows:

Name	Votes For	Votes Withheld / Abstaining
Doug Schmitz	16,043,406	473,250
David J. Woestehoff	16,070,406	435,250

As a result, Messrs.  Schmitz and Woestehoff were re-elected as governors of the Company to serve a three-year term expiring at the 2021 Annual Meeting or until a successor has been elected and qualified or such governor’s earlier death, resignation or removal.

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: March 27, 2018	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer